Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8 No. 33-82820) of Eagle Materials Inc.,

(2)   Registration Statement (Form S-8 No. 33-82928) of Eagle Materials Inc.,

(3)   Registration Statement (Form S-8 No. 33-84394) of Eagle Materials Inc.,

(4)   Registration Statement (Form S-8 No. 333-54102) of Eagle Materials Inc.,

(5)   Registration Statement (Form S-8 No. 333-163061) of Eagle Materials Inc.,

(6)   Registration Statement (Form S-3 No. 333-206222) of Eagle Materials Inc. and in the related Prospectus, and

(7)   Registration Statement (Form S-8 No. 333-190487) of Eagle Materials Inc.;

of our report dated May 25, 2016 (except for Note (M), as to which the date is July 25, 2016), with respect to the consolidated financial statements of Eagle Materials Inc. and Subsidiaries included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Dallas, Texas

July 25, 2016